WIZARD WORLD, INC.

AMENDMENT NO. 1 TO

2011 INCENTIVE STOCK AND AWARD PLAN

This Amendment (this “Amendment”) to the 2011 Incentive Stock and Award Plan (the “Plan”) of Wizard World, Inc. (the “Company”) is made effective as of the 14th day of September, 2011.  Capitalized terms used in this Amendment but not defined herein have the meanings ascribed to such terms in the Plan.

RECITALS

A.
The Company desires to amend the terms of the Plan to enable the board of directors of the Company (the “Board”) to determine the Option Price and allow such Option Price to be less than 100% of Fair Market Value.

B.	Section 12 of the Plan provides the Board with authority to amend the Plan as provided therein, and the Board desires to make this Amendment by unanimous written consent.

1. Amendment. The Plan is hereby amended as follows: Subsection (a) of Section 5 of the Plan is deleted in its entirety and replaced by the following:

“5.           Terms and Conditions of Options.  Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Option Price. The purchase price of each share of Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall be at least 100% of the Fair Market Value of such share of Stock on the date the Option is granted, unless the Committee, in its sole and absolute discretion, determines to set the purchase price of such Nonqualified Option below Fair Market Value. The exercise price for each Option shall be subject to adjustment as provided in Section 8 below. “Fair Market Value” means:

(i)            the closing price on the final trading day immediately prior to the grant of the Stock on (x) the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed) or (y) on the NASDAQ Stock Market, OTC Markets or OTC Bulletin Board (if the shares of Stock are regularly listed or quoted on the NASDAQ Stock Market, OTC Markets or OTC Bulletin Board, as the case may be); or

(ii)           if not so listed or quoted, as applicable, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market on the final trading day immediately prior to the grant of the Stock; or

(iii) if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company on the final trading day immediately prior to the grant of the Stock. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed, as applicable;”

2. Headings. The headings contained in this Amendment are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

3. No Other Amendment; Ratification. Except as expressly set forth herein, the Plan remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Plan.

4. References to the Plan. From and after the date hereof, all references in the Plan shall be deemed to be references to the Plan after giving effect to this Amendment.

[Signature page follows]

By the authority of the Board, Wizard World, Inc. has executed this Amendment to the 2011 Incentive Stock and Award Plan on the date and year first above written.

WIZARD WORLD, INC.

By:	/s/ Gareb Shamus
Name:	Gareb Shamus
Title:	Chief Executive Officer

[Signature page to Amendment to 2011 Incentive Stock and Award Plan]